Exhibit 99.1

Blackstone Reports First Quarter 2023 Results

New York, April 20, 2023: Blackstone (NYSE:BX) today reported its first quarter 2023 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “Blackstone’s first-quarter results highlight the exceptional strength and stability of our firm. We protected our limited partners’ capital in volatile markets,

and they entrusted us with $40 billion of inflows in the quarter. Our successful fundraising initiatives position us with nearly $200 billion of dry powder capital, an industry record, ahead of what we believe will be an attractive environment for deployment.”

Blackstone issued a full detailed presentation of its first quarter 2023 results, which can be viewed at

www.blackstone.com.

Dividend

Blackstone has declared a quarterly dividend of $0.82 per share to record holders of common stock at the close of business on May 1, 2023. This dividend will be paid on May 8, 2023.

Quarterly Investor Call Details

Blackstone will host its first quarter 2023 investor conference via public webcast on April 20, 2023 at 9:00 a.m. ET.

To register, please use the following link:

https://event.webcasts.com/starthere.jsp?ei=1606774&tp_key=92d40f7fe7. For those unable to listen to the live

Blackstone 345 Park Avenue, New York, NY 10154 T 212 583 5000 www.blackstone.com broadcast, there will be a webcast replay on the Shareholders section of Blackstone’s website at

https://ir.blackstone.com/.

About Blackstone

Blackstone is the world’s largest alternative asset manager. We seek to create positive economic impact and long-

term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our $991 billion in assets under management include investment vehicles focused on private equity, real estate, public debt and equity,

infrastructure, life sciences, growth equity, opportunistic, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow @blackstone on

LinkedIn, Twitter, and Instagram.

Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as

“outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,”

“approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,”

“forecast” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on

Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-

looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

2

This presentation does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Weston Tucker Blackstone Tel: +1 (212) 583-5231 tucker@blackstone.com	Christine Anderson Blackstone Tel: +1 (212) 583-5182 christine.anderson@blackstone.com

3

Blackstone’s First

Quarter 2023 Earnings

APRIL 20, 2023

BLACKSTONE’S FIRST QUARTER 2023 GAAP RESULTS

▪	GAAP Net Income was $211 million for the quarter and $702 million over the last twelve months (“LTM”). GAAP Net Income Attributable to Blackstone Inc. was $86 million for the quarter and $617 million over the LTM.

($ in thousands, except per share data) (unaudited)	1Q’22	1Q’23	1Q’22 LTM	1Q’23 LTM
Revenues
Management and Advisory Fees, Net	$1,475,936	$1,658,315	$5,468,828	$6,485,694
Incentive Fees	104,489	142,876	322,356	563,514
Investment Income (Loss)
Performance Allocations
Realized	1,766,386	646,894	6,885,471	4,262,148
Unrealized	1,293,050	(759,212)	7,503,799	(5,487,318)
Principal Investments
Realized	285,104	108,058	933,888	673,281
Unrealized	73,961	(491,417)	890,847	(2,129,227)
Total Investment Income (Loss)	3,418,501	(495,677)	16,214,005	(2,681,116)
Interest and Dividend Revenue	54,485	90,485	183,716	307,612
Other	72,869	(14,154)	215,651	97,534
Total Revenues	$5,126,280	$1,381,845	$22,404,556	$4,773,238
Expenses
Compensation and Benefits
Compensation	656,505	716,285	2,275,840	2,629,560
Incentive Fee Compensation	41,019	63,281	125,806	230,260
Performance Allocations Compensation
Realized	717,601	296,794	2,816,567	1,804,457
Unrealized	472,284	(313,249)	3,200,363	(2,256,121)
Total Compensation and Benefits	1,887,409	763,111	8,418,576	2,408,156
General, Administrative and Other	240,674	273,394	973,399	1,125,391
Interest Expense	66,747	104,441	220,032	354,919
Fund Expenses	2,192	48,399	10,185	76,882
Total Expenses	$2,197,022	$1,189,345	$9,622,192	$3,965,348
Other Income (Loss)
Change in Tax Receivable Agreement Liability	761	(5,208)	(4,908)	16,314
Net Gains (Losses) from Fund Investment Activities	50,876	71,064	392,147	(84,954)
Income Before Provision for Taxes	$2,980,895	$258,356	$13,169,603	$739,250
Provision for Taxes	483,281	47,675	1,668,129	37,274
Net Income	$2,497,614	$210,681	$11,501,474	$701,976
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	5,052	(6,700)	10,163	(154,642)
Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	216,375	74,869	1,454,831	(33,740)
Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	1,059,313	56,700	4,710,081	273,789
Net Income Attributable to Blackstone Inc. (“BX”)	$1,216,874	$85,812	$5,326,399	$616,569
Net Income Per Share of Common Stock, Basic	$1.66	$0.12	$7.34	$0.83
Net Income Per Share of Common Stock, Diluted	$1.66	$0.11	$7.33	$0.83

Throughout this presentation, all current period amounts are preliminary and unaudited. Totals may not add due to rounding. See pages 34-36, Definitions and Dividend Policy, for definitions of terms used throughout this presentation.	Blackstone | 1

BLACKSTONE’S FIRST QUARTER 2023 HIGHLIGHTS

Financial Measures

▪   Fee Related Earnings (“FRE”) of $1.0 billion ($0.86/share) in the quarter

–  FRE was $4.3 billion over the LTM ($3.56/share)

▪   Distributable Earnings (“DE”) of $1.2 billion ($0.97/share) in the quarter

–  DE was $5.9 billion over the LTM ($4.59/share)

▪   Net Accrued Performance Revenues of $6.4 billion ($5.27/share)

Capital Metrics

▪   Total Assets Under Management (“AUM”) of $991.3 billion, up 8% year-over-year

–  Fee-Earning AUM of $732.0 billion, up 8% year-over-year

–  Perpetual Capital AUM of $380.5 billion, up 13% year-over-year

▪   Inflows of $40.4 billion in the quarter and $216.5 billion over the LTM

▪   Deployment of $10.8 billion in the quarter and $108.6 billion over the LTM

▪   Realizations of $18.0 billion in the quarter and $76.5 billion over the LTM

Capital Returned to Shareholders

▪   Dividend of $0.82 per common share payable on May 8, 2023

–  Dividends of $3.90 per common share over the LTM

▪   $1.2 billion to be distributed to shareholders with respect to the first quarter and $5.6 billion over the LTM through dividends and share repurchases

Blackstone | 2

BLACKSTONE’S FIRST QUARTER 2023 SEGMENT EARNINGS

			% Change			% Change
($ in thousands, except per share data)	1Q’22	1Q’23	vs. 1Q’22	1Q’22 LTM	1Q’23 LTM	vs. 1Q’22 LTM

Management and Advisory Fees, Net	$1,473,368	$1,652,387	12%	$5,462,405	$6,461,965	18%

Fee Related Performance Revenues	558,065	148,244	(73)%	2,414,141	1,039,676	(57)%

Fee Related Compensation	(670,471)	(508,971)	(24)%	(2,573,371)	(2,169,275)	(16)%

Other Operating Expenses	(214,098)	(251,648)	18%	(846,351)	(1,026,573)	21%

Fee Related Earnings	$1,146,864	$1,040,012	(9)%	$4,456,824	$4,305,793	(3)%

Realized Performance Revenues	1,312,810	641,526	(51)%	4,794,599	3,790,054	(21)%

Realized Performance Compensation	(519,120)	(296,024)	(43)%	(1,925,766)	(1,591,001)	(17)%

Realized Principal Investment Income	157,095	43,691	(72)%	446,705	282,852	(37)%

Net Realizations	950,785	389,193	(59)%	3,315,538	2,481,905	(25)%

Total Segment Distributable Earnings	$2,097,649	$1,429,205	(32)%	$7,772,362	$6,787,698	(13)%

Distributable Earnings	$1,937,880	$1,249,092	(36)%	$6,916,473	$5,943,992	(14)%

Additional Metrics:

Net Income Per Share of Common Stock, Basic	$1.66	$0.12	(93)%	$7.34	$0.83	(89)%

FRE per Share	$0.95	$0.86	(9)%	$3.70	$3.56	(4)%

DE per Common Share	$1.55	$0.97	(37)%	$5.36	$4.59	(14)%

Total Segment Revenues	$3,501,338	$2,485,848	(29)%	$13,117,850	$11,574,547	(12)%

Total Assets Under Management	$915,491,742	$991,293,596	8%	$915,491,742	$991,293,596	8%

Fee-Earning Assets Under Management	$677,943,302	$731,973,409	8%	$677,943,302	$731,973,409	8%

Fee Related Earnings per Share is based on end of period DE Shares Outstanding (see page 23, Share Summary). DE per Common Share is based on DE Attributable to Common Shareholders (see page 22, Shareholder Dividends) and end of period Participating Common Shares outstanding. LTM FRE per Share and DE per Common Share amounts represent the sum of the last four quarters. See pages 30-31 for the Reconciliation of GAAP to Total Segment Measures. During 2022, BREIT’s fee related performance revenues moved from annual to quarterly crystallization. If quarterly crystallization of BREIT’s fee related performance revenues had been in effect for all quarters included in the prior year LTM period, 1Q’23 LTM FRE would have been down (2)% year-over-year and 1Q’23 LTM Segment DE would have been down (12)% year-over year. See note on page 32 for additional details.	Blackstone | 3

INVESTMENT PERFORMANCE AND NET ACCRUED PERFORMANCE REVENUES

▪	Realized distributions across strategies led to lower Net Accrued Performance Revenues quarter-over-quarter of $6.4 billion ($5.27/share).

Investment Performance

(appreciation / gross returns)

	1Q’23	1Q’23 LTM
Real Estate
Opportunistic	(0.4)%	(4.1)%
Core+	(1.6)%	1.4%

Private Equity
Corporate Private Equity	2.8%	(0.8)%
Tactical Opportunities	2.2%	(1.2)%
Secondaries	1.4%	1.7%

Credit & Insurance
Private Credit	3.4%	9.1%
Liquid Credit	3.0%	0.9%

Hedge Fund Solutions
BPS Composite	0.9%	4.8%

Net Accrued Performance Revenues

($ in millions)

Investment Performance represents fund appreciation for Real Estate and Private Equity and gross returns for Credit & Insurance and Hedge Fund Solutions. Private Credit net returns were 2.6% and 6.0% for 1Q’23 and 1Q’23 LTM, respectively. Liquid Credit net returns were 2.9% and 0.1% for 1Q’23 and 1Q’23 LTM, respectively. BPS Composite net returns were 0.7% and 3.9% for 1Q’23 and 1Q’23 LTM, respectively. See notes on page 32 for additional details on investment performance.	Blackstone | 4

CAPITAL METRICS – ADDITIONAL DETAIL

▪	Inflows were $40.4 billion in the quarter, bringing LTM inflows to $216.5 billion.

▪	Deployed $10.8 billion in the quarter and $108.6 billion over the LTM.

–	Committed an additional $5.9 billion that was not yet deployed in the quarter.

▪	Realizations were $18.0 billion in the quarter and $76.5 billion over the LTM.

	Inflows		Capital Deployed		Realizations

($ in millions)	1Q’23	1Q’23 LTM	1Q’23	1Q’23 LTM	1Q’23	1Q’23 LTM
Real Estate	$17,046	$90,202	$2,027	$42,480	$4,424	$31,948
Opportunistic	1,793	33,410	1,240	10,384	525	17,111
Core+	8,013	37,470	415	29,758	3,228	11,906
BREDS	7,240	19,322	373	2,338	671	2,930
Private Equity	4,556	48,029	3,567	24,980	8,621	25,130
Corporate Private Equity	1,239	19,431	407	8,332	4,777	11,403
Tactical Opportunities	737	7,458	351	1,626	1,950	6,273
Secondaries	904	12,253	2,261	6,733	1,596	6,558
Infrastructure	1,676	8,888	548	8,289	297	896
Credit & Insurance	16,589	69,045	4,825	39,810	4,577	17,396

Hedge Fund Solutions	2,168	9,248	422	1,343	331	2,010

Total Blackstone	$40,360	$216,524	$10,841	$108,611	$17,952	$76,484

Corporate Private Equity also includes Life Sciences and BTAS. Tactical Opportunities also includes Blackstone Growth.	Blackstone | 5

ASSETS UNDER MANAGEMENT

▪	Total AUM increased to $991.3 billion, up 8% year-over-year, with $40.4 billion of inflows in the quarter and $216.5 billion over the LTM.

▪	Fee-Earning AUM of $732.0 billion was up 8% year-over-year, with $32.0 billion of inflows in the quarter and $158.9 billion over the LTM.

▪	Perpetual Capital AUM reached $380.5 billion, up 13% year-over-year.

–	Fee-Earning Perpetual Capital AUM increased to $323.3 billion, representing 44% of Fee-Earning AUM.

Blackstone | 6

ADDITIONAL CAPITAL DETAIL

▪	Invested Performance Eligible AUM reached $498.2 billion at quarter end.

▪	Undrawn capital (“Total Dry Powder”) available for investment of $193.9 billion.

Invested Performance Eligible AUM represents the fair value of invested assets that are eligible to earn performance revenues.	Blackstone | 7

Segment Highlights

Blackstone | 8

SEGMENT DISTRIBUTABLE EARNINGS COMPOSITION

▪	1Q’23 Total Segment Distributable Earnings were $1.4 billion.

▪	LTM Total Segment Distributable Earnings were $6.8 billion.

Segment Distributable Earnings ($ in millions)

Blackstone | 9

REAL ESTATE

▪	Total AUM: Increased 11% to $331.8 billion with inflows of $17.0 billion in the quarter and $90.2 billion over the LTM.

–

Inflows during the quarter included $5.5 billion of capital raised in BREIT with $4.5 billion from University of California; $1.6 billion in the tenth global opportunistic fund, bringing total capital commitments to $30.4 billion; $2.1 billion in the fifth real estate debt strategies fund, and $4.7 billion in BREDS insurance SMAs.

–	April 1 subscriptions of $309 million in BREIT not yet included in Total AUM.

▪	Capital Deployed: $2.0 billion in the quarter and $42.5 billion over the LTM.

▪	Realizations: $4.4 billion in the quarter and $31.9 billion over the LTM.

▪	Appreciation: Opportunistic funds declined (0.4)% in the quarter and (4.1)% over the LTM; Core+ funds declined (1.6)% in the quarter and appreciated 1.4% over the LTM.

			% Change			% Change
($ in thousands)	1Q’22	1Q’23	vs. 1Q’22	1Q’22 LTM	1Q’23 LTM	vs. 1Q’22 LTM
Management Fees, Net	$619,711	$715,491	15%	$2,220,437	$2,718,845	22%
Fee Related Performance Revenues	491,517	20,748	(96)%	2,031,144	604,655	(70)%
Fee Related Compensation	(344,842)	(137,610)	(60)%	(1,317,699)	(831,893)	(37)%
Other Operating Expenses	(66,003)	(74,181)	12%	(256,146)	(323,509)	26%
Fee Related Earnings	$700,383	$524,448	(25)%	$2,677,736	$2,168,098	(19)%

Realized Performance Revenues	802,916	11,096	(99)%	1,833,890	2,193,893	20%
Realized Performance Compensation	(290,031)	(3,165)	(99)%	(710,489)	(881,179)	24%
Realized Principal Investment Income	53,975	2,224	(96)%	150,024	99,039	(34)%
Net Realizations	566,860	10,155	(98)%	1,273,425	1,411,753	11%
Segment Distributable Earnings	$1,267,243	$534,603	(58)%	$3,951,161	$3,579,851	(9)%

Segment Revenues	$1,968,119	$749,559	(62)%	$6,235,495	$5,616,432	(10)%
Total AUM	$298,196,783	$331,797,338	11%	$298,196,783	$331,797,338	11%
Fee-Earning AUM	$240,621,453	$287,497,306	19%	$240,621,453	$287,497,306	19%

Blackstone | 10

PRIVATE EQUITY

▪	Total AUM: Increased 7% to $287.0 billion with inflows of $4.6 billion in the quarter and $48.0 billion over the LTM.

–	Inflows in the quarter included $1.7 billion in Blackstone Infrastructure Partners and $529 million for the second Blackstone Growth fund.

▪	Capital Deployed: $3.6 billion in the quarter and $25.0 billion over the LTM, including $2.3 billion in Secondaries as well as various follow-on investments during the quarter.

–	Committed an additional $3.6 billion that was not yet deployed in the quarter.

▪	Realizations: $8.6 billion in the quarter and $25.1 billion over the LTM; realizations in the quarter included proceeds from the sale of Vivint, as well as public share sales of Refinitiv (LSEG) and Sona Comstar.

▪	Appreciation: Corporate Private Equity appreciated 2.8% in the quarter and declined (0.8)% over the LTM.

–	Tactical Opportunities appreciated 2.2% in the quarter and declined (1.2)% over the LTM; Secondaries appreciated 1.4% in the quarter and 1.7% over the LTM.

			% Change			% Change
($ in thousands)	1Q’22	1Q’23	vs. 1Q’22	1Q’22 LTM	1Q’23 LTM	vs. 1Q’22 LTM
Management and Advisory Fees, Net	$406,988	$465,084	14%	$1,663,471	$1,886,833	13%
Fee Related Performance Revenues	(648)	-	(100)%	211,480	-	(100)%
Fee Related Compensation	(151,050)	(161,626)	7%	(673,277)	(585,770)	(13)%
Other Operating Expenses	(67,744)	(76,763)	13%	(281,157)	(313,196)	11%
Fee Related Earnings	$187,546	$226,695	21%	$920,517	$987,867	7%

Realized Performance Revenues	450,238	499,322	11%	2,457,492	1,240,112	(50)%
Realized Performance Compensation	(206,703)	(232,934)	13%	(1,038,693)	(570,460)	(45)%
Realized Principal Investment Income	65,438	32,889	(50)%	213,403	107,218	(50)%
Net Realizations	308,973	299,277	(3)%	1,632,202	776,870	(52)%
Segment Distributable Earnings	$496,519	$525,972	6%	$2,552,719	$1,764,737	(31)%

Segment Revenues	$922,016	$997,295	8%	$4,545,846	$3,234,163	(29)%
Total AUM	$267,956,351	$287,048,441	7%	$267,956,351	$287,048,441	7%
Fee-Earning AUM	$160,946,196	$165,343,505	3%	$160,946,196	$165,343,505	3%

Blackstone | 11

CREDIT & INSURANCE

▪	Total AUM: Increased 9% to $291.3 billion with inflows of $16.6 billion in the quarter and $69.0 billion over the LTM.

–	Inflows in the quarter included $6.3 billion for the global direct lending strategy with $1.1 billion of equity raised for BCRED.

–	Raised $1.2 billion for the private credit green energy strategy in the quarter, bringing total capital raised to $5.7 billion.

–	April 1 subscriptions of $493 million for BCRED not yet included in Total AUM.

▪	Capital Deployed: $4.8 billion in the quarter and $39.8 billion over the LTM.

▪	Realizations: $4.6 billion in the quarter and $17.4 billion over the LTM.

▪	Returns: Private Credit gross return of 3.4% (2.6% net); Liquid Credit gross return of 3.0% (2.9% net) for the quarter.

			% Change			% Change
($ in thousands)	1Q’22	1Q’23	vs. 1Q’22	1Q’22 LTM	1Q’23 LTM	vs. 1Q’22 LTM
Management Fees, Net	$300,223	$334,129	11%	$938,989	$1,293,808	38%
Fee Related Performance Revenues	67,196	127,496	90%	171,517	435,021	154%
Fee Related Compensation	(127,344)	(163,999)	29%	(417,495)	(566,439)	36%
Other Operating Expenses	(57,167)	(74,238)	30%	(210,244)	(281,252)	34%
Fee Related Earnings	$182,908	$223,388	22%	$482,767	$881,138	83%

Realized Performance Revenues	30,743	125,181	307%	214,897	241,851	13%
Realized Performance Compensation	(13,386)	(56,772)	324%	(97,791)	(107,232)	10%
Realized Principal Investment Income	22,781	6,009	(74)%	47,194	64,221	36%
Net Realizations	40,138	74,418	85%	164,300	198,840	21%
Segment Distributable Earnings	$223,046	$297,806	34%	$647,067	$1,079,978	67%

Segment Revenues	$420,943	$592,815	41%	$1,372,597	$2,034,901	48%
Total AUM	$266,441,781	$291,268,846	9%	$266,441,781	$291,268,846	9%
Fee-Earning AUM	$200,689,825	$206,622,922	3%	$200,689,825	$206,622,922	3%

Blackstone | 12

HEDGE FUND SOLUTIONS

▪	Total AUM: $81.2 billion with inflows of $2.2 billion in the quarter and $9.2 billion over the LTM.

–	April 1 subscriptions of $369 million not yet included in Total AUM.

▪	Returns: BPS Composite gross return of 0.9% in the quarter (0.7% net), outperforming the HFRX Global Hedge Fund Index, which was flat for the quarter.

–	Gross returns of 4.8% over the LTM (3.9% net), with significantly less volatility than the broader markets, compared to (3.1)% return for the HFRX Global Hedge Fund Index.

			% Change			% Change
($ in thousands)	1Q’22	1Q’23	vs. 1Q’22	1Q’22 LTM	1Q’23 LTM	vs. 1Q’22 LTM
Management Fees, Net	$146,446	$137,683	(6)%	$639,508	$562,479	(12)%
Fee Related Compensation	(47,235)	(45,736)	(3)%	(164,900)	(185,173)	12%
Other Operating Expenses	(23,184)	(26,466)	14%	(98,804)	(108,616)	10%
Fee Related Earnings	$76,027	$65,481	(14)%	$375,804	$268,690	(29)%

Realized Performance Revenues	28,913	5,927	(80)%	288,320	114,198	(60)%
Realized Performance Compensation	(9,000)	(3,153)	(65)%	(78,793)	(32,130)	(59)%
Realized Principal Investment Income	14,901	2,569	(83)%	36,084	12,374	(66)%
Net Realizations	34,814	5,343	(85)%	245,611	94,442	(62)%
Segment Distributable Earnings	$110,841	$70,824	(36)%	$621,415	$363,132	(42)%

Segment Revenues	$190,260	$146,179	(23)%	$963,912	$689,051	(29)%
Total AUM	$82,896,827	$81,178,971	(2)%	$82,896,827	$81,178,971	(2)%
Fee-Earning AUM	$75,685,828	$72,509,676	(4)%	$75,685,828	$72,509,676	(4)%

Blackstone | 13

Supplemental Details

Blackstone | 14

TOTAL SEGMENTS

($ in thousands)	1Q’22	2Q’22	3Q’22	4Q’22	1Q’23	1Q’22 LTM	1Q’23 LTM

Base Management Fees	$1,439,149	$1,496,876	$1,528,561	$1,580,452	$1,619,547	$5,141,134	$6,225,436

Transaction, Advisory and Other Fees, Net	64,009	85,092	89,865	71,151	45,710	377,307	291,818

Management Fee Offsets	(29,790)	(25,051)	(6,856)	(10,512)	(12,870)	(56,036)	(55,289)

Total Management and Advisory Fees, Net	1,473,368	1,556,917	1,611,570	1,641,091	1,652,387	5,462,405	6,461,965

Fee Related Performance Revenues	558,065	346,593	372,131	172,708	148,244	2,414,141	1,039,676

Fee Related Compensation	(670,471)	(621,413)	(558,268)	(480,623)	(508,971)	(2,573,371)	(2,169,275)

Other Operating Expenses	(214,098)	(261,510)	(246,134)	(267,281)	(251,648)	(846,351)	(1,026,573)

Fee Related Earnings	$1,146,864	$1,020,587	$1,179,299	$1,065,895	$1,040,012	$4,456,824	$4,305,793

Realized Performance Revenues	1,312,810	2,206,774	469,009	472,745	641,526	4,794,599	3,790,054

Realized Performance Compensation	(519,120)	(926,974)	(206,224)	(161,779)	(296,024)	(1,925,766)	(1,591,001)

Realized Principal Investment Income	157,095	43,509	139,765	55,887	43,691	446,705	282,852

Total Net Realizations	950,785	1,323,309	402,550	366,853	389,193	3,315,538	2,481,905

Total Segment Distributable Earnings	$2,097,649	$2,343,896	$1,581,849	$1,432,748	$1,429,205	$7,772,362	$6,787,698

Distributable Earnings	$1,937,880	$1,985,825	$1,374,869	$1,334,206	$1,249,092	$6,916,473	$5,943,992

Additional Metrics:

Total Segment Revenues	$3,501,338	$4,153,793	$2,592,475	$2,342,431	$2,485,848	$13,117,850	$11,574,547

Total Assets Under Management	$915,491,742	$940,805,741	$950,946,514	$974,673,077	$991,293,596	$915,491,742	$991,293,596

Fee-Earning Assets Under Management	$677,943,302	$683,825,961	$705,865,351	$718,386,888	$731,973,409	$677,943,302	$731,973,409

Blackstone | 15

ASSETS UNDER MANAGEMENT – ROLLFORWARD

Total AUM Rollforward

($ in millions)

	Three Months Ended March 31, 2023					Twelve Months Ended March 31, 2023

	Real Estate	Private Equity	Credit & Insurance	Hedge Fund Solutions	Total	Real Estate	Private Equity	Credit & Insurance	Hedge Fund Solutions	Total
Beginning Balance	$326,147	$288,902	$279,908	$79,716	$974,673	$298,197	$267,956	$266,442	$82,897	$915,492
Inflows	17,046	4,556	16,589	2,168	40,360	90,202	48,029	69,045	9,248	216,524
Outflows	(4,029)	(632)	(4,751)	(1,403)	(10,815)	(15,310)	(3,202)	(24,226)	(10,135)	(52,872)
Net Flows	13,017	3,924	11,839	765	29,545	74,893	44,827	44,819	(887)	163,652
Realizations	(4,424)	(8,621)	(4,577)	(331)	(17,952)	(31,948)	(25,130)	(17,396)	(2,010)	(76,484)
Market Activity	(2,943)	2,844	4,099	1,028	5,027	(9,344)	(605)	(2,597)	1,179	(11,367)
Ending Balance	$331,797	$287,048	$291,269	$81,179	$991,294	$331,797	$287,048	$291,269	$81,179	$991,294

% Change	2%	(1)%	4%	2%	2%	11%	7%	9%	(2)%	8%

Fee-Earning AUM Rollforward

($ in millions)

	Three Months Ended March 31, 2023					Twelve Months Ended March 31, 2023

	Real Estate	Private Equity	Credit & Insurance	Hedge Fund Solutions	Total	Real Estate	Private Equity	Credit & Insurance	Hedge Fund Solutions	Total
Beginning Balance	$281,967	$167,083	$198,163	$71,174	$718,387	$240,621	$160,946	$200,690	$75,686	$677,943
Inflows	15,716	1,780	12,413	2,059	31,967	91,494	16,739	42,580	8,064	158,877
Outflows	(3,742)	(145)	(3,858)	(1,383)	(9,127)	(19,621)	(3,072)	(23,212)	(10,499)	(56,404)
Net Flows	11,974	1,635	8,555	676	22,840	71,873	13,667	19,368	(2,435)	102,473
Realizations	(4,494)	(2,944)	(3,231)	(325)	(10,994)	(21,864)	(9,367)	(8,380)	(1,950)	(41,561)
Market Activity	(1,950)	(431)	3,137	985	1,741	(3,134)	98	(5,055)	1,209	(6,882)
Ending Balance	$287,497	$165,344	$206,623	$72,510	$731,973	$287,497	$165,344	$206,623	$72,510	$731,973

% Change	2%	(1)%	4%	2%	2%	19%	3%	3%	(4)%	8%

Inflows include contributions, capital raised, other increases in available capital (recallable capital and increased side-by-side commitments), purchases, inter-segment allocations and acquisitions. Outflows represent redemptions, client withdrawals and decreases in available capital (expired capital, expense drawdowns and decreased side-by-side commitments). Realizations represent realization proceeds from the disposition or other monetization of assets, current income or capital returned to investors from CLOs. Market Activity includes realized and unrealized gains (losses) on portfolio investments and the impact of foreign exchange rate fluctuations. AUM is reported in the segment where the assets are managed.	Blackstone | 16

DECONSOLIDATED BALANCE SHEET HIGHLIGHTS

▪	At March 31, 2023, Blackstone had $8.1 billion in total cash, cash equivalents, corporate treasury, and other investments and $16.8 billion of cash and net investments, or $13.87 per share.

▪	Blackstone has a $4.1 billion undrawn credit revolver and maintains A+/A+ ratings.

($ in millions)	1Q’23

Cash and Cash Equivalents	$ 2,831

Corporate Treasury and Other Investments	5,229

GP/Fund Investments	2,325

Net Accrued Performance Revenues	6,372

Cash and Net Investments	$ 16,757

Outstanding Debt (at par)	10,668

Cash and Net Investments

(per share)

A+ / A+

rated by S&P and Fitch

$4.1B

credit revolver with

June 2027 maturity

$8.1B

total cash, corporate

treasury and other

Balance Sheet Highlights exclude the consolidated Blackstone Funds. Other Investments was $3.4 billion as of March 31, 2023, which was comprised of

$3.1 billion of liquid investments and $375 million of illiquid investments. See notes on pages 29 and 33 for additional details on non-GAAP balance sheet measures.

Blackstone | 17

NET ACCRUED PERFORMANCE REVENUES – ADDITIONAL DETAIL

($ in millions, except per share data)	1Q’22	4Q’22	1Q’23	1Q’23
				Per Share
Real Estate
BREP IV	$6	$6	$6	$0.01
BREP V	1	4	4	0.00
BREP VI	38	21	19	0.02
BREP VII	527	115	86	0.07
BREP VIII	990	749	717	0.59
BREP IX	1,139	1,011	1,015	0.84
BREP Europe IV	93	48	43	0.04
BREP Europe V	548	44	28	0.02
BREP Europe VI	301	49	68	0.06
BREP Asia I	126	108	104	0.09
BREP Asia II	189	119	37	0.03
BPP	734	633	518	0.43
BEPIF	6	-	-	-
BREDS	37	11	6	0.01
BTAS	83	25	22	0.02
Real Estate	$4,817	$2,944	$2,672	$2.21
Private Equity
BCP IV	8	6	6	$0.01
BCP V	-	20	31	0.03
BCP VI	475	459	407	0.34
BCP VII	1,257	870	854	0.71
BCP VIII	315	256	276	0.23
BCP Asia I	330	144	95	0.08
BEP I	27	37	26	0.02
BEP II	-	27	2	0.00
BEP III	93	136	158	0.13
BCEP	222	205	213	0.18
Tactical Opportunities	378	234	223	0.18
Growth	12	-	-	-
Secondaries	570	512	511	0.42
Infrastructure	106	193	158	0.13
Life Sciences	22	25	29	0.02
BTAS/Other	255	174	172	0.14
Private Equity	$4,070	$3,298	$3,161	$2.62

Credit & Insurance	$318	$312	$239	$0.20

Hedge Fund Solutions	$342	$282	$300	$0.25

Net Accrued Performance Revenues	$9,546	$6,835	$6,372	$5.27

  1Q’23 QoQ Rollforward

   ($ in millions)

		Net	Net
		Performance	Realized
	4Q’22	Revenues	Distributions	1Q’23

Real Estate	$2,944	$(238)	$(33)	$2,672

Private Equity	3,298	130	(266)	3,161

Credit & Insurance	312	68	(141)	239

HFS	282	21	(3)	300

Total	$6,835	$(19)	$(444)	$6,372

QoQ Change				(7)%

  1Q’23 LTM Rollforward

   ($ in millions)

		Net	Net
		Performance	Realized
	1Q’22	Revenues	Distributions	1Q’23

Real Estate	$4,817	$(462)	$(1,684)	$2,672

Private Equity	4,070	(238)	(671)	3,161

Credit & Insurance	318	312	(391)	239

HFS	342	35	(76)	300

Total	$9,546	$(352)	$(2,822)	$6,372

YoY Change				(33)%

Net Accrued Performance Revenues (“NAPR”) are presented net of performance compensation and excludes Performance Revenues realized but not yet distributed as of the reporting date and clawback amounts, if any, which are disclosed in the 10-K/Q. Real Estate and Private Equity include co-investments, as applicable. Per Share calculations are based on end of period DE Shares Outstanding (see page 23, Share Summary).	Blackstone | 18

INVESTMENT RECORDS AS OF MARCH 31, 2023(a)

($/€ in thousands, except where noted)	Committed	Available	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)
Fund (Investment Period Beginning Date / Ending Date)	Capital	Capital (b)	Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total
Real Estate
Pre-BREP	$140,714	$-	$-	n/a	$345,190	2.5x	$345,190	2.5x	33%	33%
BREP I (Sep 1994 / Oct 1996)	380,708	-	-	n/a	1,327,708	2.8x	1,327,708	2.8x	40%	40%
BREP II (Oct 1996 / Mar 1999)	1,198,339	-	-	n/a	2,531,614	2.1x	2,531,614	2.1x	19%	19%
BREP III (Apr 1999 / Apr 2003)	1,522,708	-	-	n/a	3,330,406	2.4x	3,330,406	2.4x	21%	21%
BREP IV (Apr 2003 / Dec 2005)	2,198,694	-	19,634	n/a	4,641,310	1.7x	4,660,944	1.7x	12%	12%
BREP V (Dec 2005 / Feb 2007)	5,539,418	-	5,571	n/a	13,463,448	2.3x	13,469,019	2.3x	11%	11%
BREP VI (Feb 2007 / Aug 2011)	11,060,444	550,388	203,661	1.3x	27,526,436	2.5x	27,730,097	2.5x	13%	13%
BREP VII (Aug 2011 / Apr 2015)	13,501,872	1,479,486	2,788,711	0.7x	28,157,750	2.4x	30,946,461	2.0x	22%	15%
BREP VIII (Apr 2015 / Jun 2019)	16,596,889	2,215,570	13,968,827	1.5x	21,522,012	2.5x	35,490,839	2.0x	28%	16%
BREP IX (Jun 2019 / Aug 2022)	21,306,836	3,877,824	26,717,962	1.5x	7,802,955	2.2x	34,520,917	1.6x	65%	27%
*BREP X (Aug 2022 / Feb 2028)	30,415,919	29,626,653	898,174	1.1x	-	n/a	898,174	1.1x	n/a	n/m
Total Global BREP	$103,862,541	$37,749,921	$44,602,540	1.4x	$110,648,829	2.4x	$155,251,369	2.0x	18%	16%
BREP Int’l (Jan 2001 / Sep 2005)	€824,172	€-	€-	n/a	€1,373,170	2.1x	€1,373,170	2.1x	23%	23%
BREP Int’l II (Sep 2005 / Jun 2008) (e)	1,629,748	-	-	n/a	2,583,032	1.8x	2,583,032	1.8x	8%	8%
BREP Europe III (Jun 2008 / Sep 2013)	3,205,453	395,252	232,011	0.4x	5,853,092	2.4x	6,085,103	2.0x	18%	14%
BREP Europe IV (Sep 2013 / Dec 2016)	6,673,049	1,393,544	1,324,580	1.0x	9,904,968	2.0x	11,229,548	1.8x	19%	13%
BREP Europe V (Dec 2016 / Oct 2019)	7,968,437	1,308,022	5,056,572	1.0x	6,678,098	3.9x	11,734,670	1.7x	42%	11%
*BREP Europe VI (Oct 2019 / Apr 2025)	10,003,818	5,318,763	5,649,050	1.2x	3,413,426	2.6x	9,062,476	1.5x	71%	20%
Total BREP Europe	€30,304,677	€8,415,581	€12,262,213	1.1x	€29,805,786	2.4x	€42,067,999	1.7x	17%	12%
BREP Asia I (Jun 2013 / Dec 2017)	$4,263,411	$897,686	$2,072,851	1.4x	$6,483,462	2.1x	$8,556,313	1.8x	20%	12%
BREP Asia II (Dec 2017 / Mar 2022)	7,346,689	1,497,375	7,161,885	1.3x	1,211,818	1.8x	8,373,703	1.3x	35%	8%
*BREP Asia III (Mar 2022 / Sep 2027)	8,220,836	7,219,363	1,002,080	1.0x	-	n/a	1,002,080	1.0x	n/a	n/m
BREP Co-Investment (f)	7,298,796	35,018	1,034,501	2.2x	15,092,405	2.2x	16,126,906	2.2x	16%	16%
Total BREP	$167,079,201	$56,521,012	$69,825,600	1.3x	$169,896,207	2.3x	$239,721,807	1.9x	17%	15%
*BREDS High-Yield (Various) (g)	23,477,120	8,122,320	5,557,130	1.0x	17,422,179	1.3x	22,979,309	1.2x	10%	9%

Private Equity
Corporate Private Equity
BCP I (Oct 1987 / Oct 1993)	$859,081	$-	$-	n/a	$1,741,738	2.6x	$1,741,738	2.6x	19%	19%
BCP II (Oct 1993 / Aug 1997)	1,361,100	-	-	n/a	3,268,627	2.5x	3,268,627	2.5x	32%	32%
BCP III (Aug 1997 / Nov 2002)	3,967,422	-	-	n/a	9,228,707	2.3x	9,228,707	2.3x	14%	14%
BCOM (Jun 2000 / Jun 2006)	2,137,330	24,575	16,242	n/a	2,981,999	1.4x	2,998,241	1.4x	6%	6%
BCP IV (Nov 2002 / Dec 2005)	6,773,182	195,824	28,554	n/a	21,694,051	2.9x	21,722,605	2.9x	36%	36%
BCP V (Dec 2005 / Jan 2011)	21,009,112	1,035,259	169,493	11.5x	38,675,419	1.9x	38,844,912	1.9x	8%	8%
BCP VI (Jan 2011 / May 2016)	15,195,536	1,341,319	6,104,724	1.9x	26,616,194	2.3x	32,720,918	2.2x	15%	13%
BCP VII (May 2016 / Feb 2020)	18,854,174	1,690,971	20,129,358	1.6x	13,382,133	2.6x	33,511,491	1.9x	33%	14%
*BCP VIII (Feb 2020 / Feb 2026)	25,651,112	13,179,751	16,615,869	1.3x	978,651	2.6x	17,594,520	1.3x	n/m	14%
BCP IX (TBD)	15,547,350	15,547,350	-	n/a	-	n/a	-	n/a	n/a	n/a
Energy I (Aug 2011 / Feb 2015)	2,441,558	174,492	527,407	1.4x	4,306,894	1.9x	4,834,301	1.9x	14%	11%
Energy II (Feb 2015 / Feb 2020)	4,628,418	1,017,254	4,227,602	1.7x	3,075,041	1.5x	7,302,643	1.6x	9%	8%
*Energy III (Feb 2020 / Feb 2026)	4,366,334	2,314,765	3,624,077	1.9x	1,018,342	2.3x	4,642,419	2.0x	60%	43%
BCP Asia I (Dec 2017 / Sep 2021)	2,438,028	418,459	2,841,512	1.5x	1,720,561	5.4x	4,562,073	2.1x	93%	29%
*BCP Asia II (Sep 2021 / Sep 2027)	6,656,118	5,906,814	689,960	1.1x	-	n/a	689,960	1.1x	n/a	n/m
Core Private Equity I (Jan 2017 / Mar 2021) (h)	4,761,609	1,158,622	7,517,278	2.0x	2,293,838	4.1x	9,811,116	2.3x	55%	20%
*Core Private Equity II (Mar 2021 / Mar 2026) (h)	8,205,237	5,721,026	2,811,586	1.2x	59,581	n/a	2,871,167	1.2x	n/a	10%
Total Corporate Private Equity	$144,852,701	$49,726,481	$65,303,662	1.5x	$131,041,776	2.2x	$196,345,438	1.9x	16%	15%
Tactical Opportunities
*Tactical Opportunities (Various)	$28,780,088	$14,588,176	$11,030,696	1.2x	$22,016,525	1.9x	$33,047,221	1.6x	17%	11%
*Tactical Opportunities Co-Investment and Other (Various)	9,900,804	1,301,237	4,499,802	1.7x	8,708,383	1.6x	13,208,185	1.6x	18%	17%
Total Tactical Opportunities	$38,680,892	$15,889,413	$15,530,498	1.3x	$30,724,908	1.8x	$46,255,406	1.6x	17%	12%

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc. n/m represents “not meaningful” generally due to the limited time since initial investment. n/a represents “not applicable”. Notes on page 20. BREP – Blackstone Real Estate Partners, BREDS – Blackstone Real Estate Debt Strategies, BCP – Blackstone Capital Partners, BCOM – Blackstone Communications.

* Represents funds that are currently in their investment period.

Blackstone | 19

INVESTMENT RECORDS AS OF MARCH 31, 2023(a) – (CONT’D)

($/€ in thousands, except where noted)	Committed	Available	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)
Fund (Investment Period Beginning Date / Ending Date)	Capital	Capital (b)	Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total

Private Equity (continued)

Growth

*BXG I (Jul 2020 / Jul 2025)	5,056,267	1,245,453	3,635,281	1.0x	402,400	3.2x	4,037,681	1.1x	n/m	(1)%

BXG II (TBD)	4,045,697	4,045,697	-	n/a	-	n/a	-	n/a	n/a	n/a

Total Growth	$9,101,964	$5,291,150	$3,635,281	1.0x	$402,400	3.2x	$4,037,681	1.1x	n/m	(1)%

Strategic Partners (Secondaries)

Strategic Partners I-V (Various) (i)	11,447,898	641,841	351,910	n/a	16,969,978	n/a	17,321,888	1.7x	n/a	13%

Strategic Partners VI (Apr 2014 / Apr 2016) (i)	4,362,772	878,426	963,932	n/a	4,085,158	n/a	5,049,090	1.7x	n/a	14%

Strategic Partners VII (May 2016 / Mar 2019) (i)	7,489,970	1,781,038	4,316,007	n/a	6,260,527	n/a	10,576,534	2.0x	n/a	19%

Strategic Partners Real Assets II (May 2017 / Jun 2020) (i)	1,749,807	476,907	1,027,150	n/a	1,100,472	n/a	2,127,622	1.5x	n/a	14%

Strategic Partners VIII (Mar 2019 / Oct 2021) (i)	10,763,600	4,590,297	8,418,380	n/a	5,894,590	n/a	14,312,970	1.8x	n/a	35%

*Strategic Partners Real Estate, SMA and Other (Various) (i)	9,072,886	3,183,860	3,179,914	n/a	3,488,377	n/a	6,668,291	1.7x	n/a	19%

*Strategic Partners Infra III (Jun 2020 / Jul 2024) (i)	3,250,100	1,423,545	1,271,893	n/a	239,153	n/a	1,511,046	1.4x	n/a	31%

*Strategic Partners IX (Oct 2021 / Jan 2027) (i)	19,492,126	12,551,380	3,907,359	n/a	538,872	n/a	4,446,231	1.3x	n/a	21%

Total Strategic Partners (Secondaries)	$67,629,159	$25,527,294	$23,436,545	n/a	$38,577,127	n/a	$62,013,672	1.7x	n/a	15%

Life Sciences

Clarus IV (Jan 2018 / Jan 2020)	910,000	97,447	940,338	1.6x	284,314	1.9x	1,224,652	1.7x	21%	13%

*BXLS V (Jan 2020 / Jan 2025)	4,907,799	3,468,466	1,608,935	1.4x	95,055	1.1x	1,703,990	1.4x	n/m	5%

Credit

Mezzanine / Opportunistic I (Jul 2007 / Oct 2011)	$2,000,000	$97,114	$-	n/a	$4,809,097	1.6x	$4,809,097	1.6x	n/a	17%

Mezzanine / Opportunistic II (Nov 2011 / Nov 2016)	4,120,000	994,949	158,837	0.2x	6,586,920	1.6x	6,745,757	1.4x	n/a	10%

Mezzanine / Opportunistic III (Sep 2016 / Jan 2021)	6,639,133	813,501	3,309,664	1.0x	6,429,958	1.6x	9,739,622	1.4x	n/a	11%

*Mezzanine / Opportunistic IV (Jan 2021 / Jan 2026)	5,016,771	3,117,621	2,901,910	1.1x	149,566	n/m	3,051,476	1.1x	n/a	11%

Stressed / Distressed I (Sep 2009 / May 2013)	3,253,143	-	-	n/a	5,777,098	1.3x	5,777,098	1.3x	n/a	9%

Stressed / Distressed II (Jun 2013 / Jun 2018)	5,125,000	547,430	280,321	0.4x	5,287,126	1.2x	5,567,447	1.1x	n/a	1%

Stressed / Distressed III (Dec 2017 / Dec 2022)	7,356,380	2,299,547	3,005,197	1.0x	3,146,337	1.4x	6,151,534	1.1x	n/a	7%

Energy I (Nov 2015 / Nov 2018)	2,856,867	1,045,875	775,134	1.2x	2,711,666	1.6x	3,486,800	1.5x	n/a	10%

*Energy II (Feb 2019 / Feb 2024)	3,616,081	1,618,066	2,112,062	1.1x	1,301,896	1.6x	3,413,958	1.2x	n/a	20%

European Senior Debt I (Feb 2015 / Feb 2019)	€1,964,689	€473,985	€639,489	0.7x	€2,559,005	1.4x	€3,198,494	1.2x	n/a	2%

*European Senior Debt II (Jun 2019 / Jun 2024)	€4,088,344	€1,085,456	€4,254,443	1.0x	€1,590,110	1.9x	€5,844,553	1.1x	n/a	11%

Total Credit Drawdown Funds (j)	$46,889,033	$12,228,380	$17,860,139	0.9x	$41,019,983	1.5x	$58,880,122	1.3x	n/a	10%

(a)	Excludes investment vehicles where Blackstone does not earn fees.
(b)

Available Capital represents total investable capital commitments, including side-by-side, adjusted for certain expenses and expired or recallable capital and may include leverage, less invested capital. This amount is not reduced by outstanding commitments to investments.

(c)	Multiple of Invested Capital (“MOIC”) represents carrying value, before management fees, expenses and Performance Revenues, divided by invested capital.
(d)

Unless otherwise indicated, Net Internal Rate of Return (“IRR”) represents the annualized inception to March 31, 2023 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of limited partner cash flows. Initial inception date of cash flows may differ from the Investment Period Beginning Date.

(e)

The 8% Realized Net IRR and 8% Total Net IRR exclude investors that opted out of the Hilton investment opportunity. Overall BREP International II performance reflects a 7% Realized Net IRR and a 7% Total Net IRR.

(f)

BREP Co-Investment represents co-investment capital raised for various BREP investments. The Net IRR reflected is calculated by aggregating each co-investment’s realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues.

(g)	BREDS High-Yield represents the flagship real estate debt drawdown funds only.
(h)	Blackstone Core Equity Partners is a core private equity strategy which invests with a more modest risk profile and longer hold period than traditional private equity.
(i)

Realizations are treated as return of capital until fully recovered and therefore unrealized and realized MOICs are not applicable. Returns are calculated from results that are reported on a three-month lag from Strategic Partners’ fund financial statements and therefore do not include the impact of economic and market activities in the current quarter.

(j)	Funds presented represent the flagship credit drawdown funds only. The Total Credit Net IRR is the combined IRR of the credit drawdown funds presented.

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc. n/m represents “not meaningful” generally due to the limited time since initial investment. n/a represents “not applicable”. BXG – Blackstone Growth. BXLS – Blackstone Life Sciences.

* Represents funds that are currently in their investment period.

Blackstone | 20

INVESTMENT RECORDS AS OF MARCH 31, 2023(a) – (CONT’D)

 Selected Perpetual Capital Strategies(k)

($ in thousands, except where noted)	Investment	Total	Total Net
Strategy (Inception Year)	Strategy	AUM	Return (l)
Real Estate
BPP - Blackstone Property Partners Platform (2013) (m)	Core+ Real Estate	$70,595,493	9%
BREIT - Blackstone Real Estate Income Trust (2017) (n)	Core+ Real Estate	69,711,147	11%
BREIT - Class I (o)	Core+ Real Estate		12%
BXMT - Blackstone Mortgage Trust (2013) (p)	Real Estate Debt	5,600,003	5%
Private Equity
BIP - Blackstone Infrastructure Partners (2019) (q)	Infrastructure	28,593,836	15%

Credit
BXSL - Blackstone Secured Lending Fund (2018) (r)	U.S. Direct Lending	10,878,825	10%
BCRED - Blackstone Private Credit Fund (2021) (s)	U.S. Direct Lending	58,964,030	8%
BCRED - Class I (t)	U.S. Direct Lending		9%
Hedge Fund Solutions
BSCH - Blackstone Strategic Capital Holdings (2014) (u)	GP Stakes	10,147,324	12%

(k)

Represents the performance for select Perpetual Capital Strategies; strategies excluded consist primarily of (1) investment strategies that have been investing for less than one year, (2) most perpetual capital assets managed for insurance clients, and (3) investment vehicles where Blackstone does not earn fees.

(l)

Unless otherwise indicated, Total Net Return represents the annualized inception to March 31, 2023 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of investor cash flows. Initial inception date of cash flows occurred during the Inception Year.

(m)

BPP represents the aggregate Total AUM and Total Net Return of the BPP Platform, which comprises over 30 funds, co-investment and separately managed account vehicles. It includes certain vehicles managed as part of the BPP Platform but not classified as Perpetual Capital. As of March 31, 2023, these vehicles represented $2.9 billion of Total AUM.

(n)

The BREIT Total Net Return reflects a per share blended return, assuming BREIT had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BREIT. This return is not representative of the return experienced by any particular investor or share class. Total Net Return is presented on an annualized basis and is from January 1, 2017.

(o)

Represents the Total Net Return for BREIT’s Class I shares, its largest share class. Performance varies by share class. Class I Total Net Return assumes reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BREIT. Class I Total Net Return is presented on an annualized basis and is from January 1, 2017.

(p)	The BXMT Total Net Return reflects annualized market return of a shareholder invested in BXMT since inception, May 22, 2013, assuming reinvestment of all dividends received during the period.

(q)	Including co-investment vehicles, BIP Total AUM is $36.1 billion.

(r)

The BXSL Total AUM and Total Net Return are presented as of December 31, 2022. BXSL Total Net Return reflects the change in NAV per share, plus distributions per share (assuming dividends and distributions are reinvested in accordance with BXSL’s dividend reinvestment plan) divided by the beginning NAV per share. Total Net Returns are presented on an annualized basis and are from November 20, 2018.

(s)

The BCRED Total Net Return reflects a per share blended return, assuming BCRED had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BCRED. This return is not representative of the return experienced by any particular investor or share class. Total Net Return is presented on an annualized basis and is from January 7, 2021. Total AUM reflects gross asset value plus amounts borrowed or available to be borrowed under certain credit facilities. BCRED net asset value as of March 31, 2023 was $23.1 billion.

(t)

Represents the Total Net Return for BCRED’s Class I shares, its largest share class. Performance varies by share class. Class I Total Net Return assumes reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BCRED. Class I Total Net Return is presented on an annualized basis and is from January 7, 2021.

(u)

BSCH represents the aggregate Total AUM and Total Net Return of BSCH I and BSCH II funds that invest as part of the GP Stakes strategy, which targets minority investments in the general partners of private equity and other private-market alternative asset management firms globally. Including co-investment vehicles that do not pay fees, BSCH Total AUM is $11.1 billion.

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc. n/m represents “not meaningful” generally due to the limited time since initial investment. n/a represents “not applicable”.	Blackstone | 21

SHAREHOLDER DIVIDENDS

▪	Generated $0.97 of Distributable Earnings per common share during the quarter, bringing the LTM amount to $4.59 per common share.

▪	Blackstone declared a quarterly dividend of $0.82 per common share to record holders as of May 1, 2023; payable on May 8, 2023.

($ in thousands, except per share data)						% Change			% Change
	1Q’22	2Q’22	3Q’22	4Q’22	1Q’23	vs. 1Q’22	1Q’22 LTM	1Q’23 LTM	vs. 1Q’22 LTM

Distributable Earnings	$1,937,880	$1,985,825	$1,374,869	$1,334,206	$1,249,092	(36)%	$6,916,473	$5,943,992	(14)%
Add: Other Payables Attributable to Common Shareholders	115,166	298,570	145,137	67,528	131,300	14%	721,856	642,535	(11)%

DE before Certain Payables	2,053,046	2,284,395	1,520,006	1,401,734	1,380,392	(33)%	7,638,329	6,586,527	(14)%

Percent to Common Shareholders	61%	61%	61%	62%	62%		61%	62%

DE before Certain Payables Attributable to Common Shareholders	1,254,703	1,402,640	934,240	862,892	852,166	(32)%	4,625,125	4,051,938	(12)%

Less: Other Payables Attributable to Common Shareholders	(115,166)	(298,570)	(145,137)	(67,528)	(131,300)	14%	(721,856)	(642,535)	(11)%

DE Attributable to Common Shareholders	1,139,537	1,104,070	789,103	795,364	720,866	(37)%	3,903,269	3,409,403	(13)%

DE per Common Share	$1.55	$1.49	$1.06	$1.07	$0.97	(37)%	$5.36	$4.59	(14)%

Less: Retained Capital per Common Share	$(0.23)	$(0.22)	$(0.16)	$(0.16)	$(0.15)	(35)%	$(0.80)	$(0.69)	(14)%

Actual Dividend per Common Share	$1.32	$1.27	$0.90	$0.91	$0.82	(38)%	$4.56	$3.90	(14)%

Record Date					May 1, 2023

Payable Date					May 8, 2023

A detailed description of Blackstone’s dividend policy and the definition of Distributable Earnings can be found on pages 34-36, Definitions and Dividend Policy. See additional notes on page 33.	Blackstone | 22

SHARE SUMMARY

▪	Distributable Earnings Shares Outstanding as of quarter end of 1.208 billion shares.

–	Repurchased 1.0 million common shares in the quarter and 4.9 million common shares over the LTM.

–	Available authorization remaining was $1.0 billion at March 31, 2023.

	1Q’22	2Q’22	3Q’22	4Q’22	1Q’23

Participating Common Shares	734,543,862	742,187,838	741,552,385	742,653,758	745,916,828

Participating Partnership Units	467,375,889	466,568,377	464,951,386	463,758,383	462,366,799

Distributable Earnings Shares Outstanding	1,201,919,751	1,208,756,215	1,206,503,771	1,206,412,141	1,208,283,627

Participating Common Shares and Participating Partnership Units include both issued and outstanding shares and unvested shares that participate in dividends.	Blackstone | 23

Reconciliations and Disclosures

Blackstone | 24

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	QTD					LTM

($ in thousands)	1Q’22	2Q’22	3Q’22	4Q’22	1Q’23	1Q’22	1Q’23

Net Income (Loss) Attributable to Blackstone Inc.	$1,216,874	$(29,393)	$2,296	$557,854	$85,812	$5,326,399	$616,569

Net Income (Loss) Attributable to Non-Controlling Interests in Blackstone Holdings	1,059,313	(35,521)	37,724	214,886	56,700	4,710,081	273,789

Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	216,375	(216,707)	(62,093)	170,191	74,869	1,454,831	(33,740)

Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	5,052	25,875	25,773	(199,590)	(6,700)	10,163	(154,642)

Net Income (Loss)	$2,497,614	$(255,746)	$3,700	$743,341	$210,681	$11,501,474	$701,976

Provision (Benefit) for Taxes	483,281	36,514	94,231	(141,146)	47,675	1,668,129	37,274

Income (Loss) Before Provision (Benefit) for Taxes	$2,980,895	$(219,232)	$97,931	$602,195	$258,356	$13,169,603	$739,250

Transaction-Related Charges (a)	25,333	25,141	9,247	(2,588)	8,621	141,483	40,421

Amortization of Intangibles (b)	17,044	17,044	13,238	13,155	11,341	68,176	54,778

Impact of Consolidation (c)	(221,427)	190,832	36,320	29,399	(68,169)	(1,464,994)	188,382

Unrealized Performance Revenues (d)	(1,293,050)	3,467,668	771,637	490,723	759,316	(7,503,799)	5,489,344

Unrealized Performance Allocations Compensation (e)	472,284	(1,386,543)	(359,590)	(196,739)	(313,249)	3,200,363	(2,256,121)

Unrealized Principal Investment (Income) Loss (f)	(26,758)	203,288	996,105	62,894	479,120	(282,591)	1,741,407

Other Revenues (g)	(72,819)	(155,704)	(198,546)	243,315	14,180	(215,431)	(96,755)

Equity-Based Compensation (h)	201,545	195,644	190,197	194,704	268,134	616,810	848,679

Administrative Fee Adjustment (i)	2,485	2,476	2,460	2,445	2,447	9,965	9,828

Taxes and Related Payables (j)	(147,652)	(354,789)	(184,130)	(105,297)	(171,005)	(823,112)	(815,221)

Distributable Earnings	$1,937,880	$1,985,825	$1,374,869	$1,334,206	$1,249,092	$6,916,473	$5,943,992

Taxes and Related Payables (j)	147,652	354,789	184,130	105,297	171,005	823,112	815,221

Net Interest and Dividend (Income) Loss (k)	12,117	3,282	22,850	(6,755)	9,108	32,777	28,485

Total Segment Distributable Earnings	$2,097,649	$2,343,896	$1,581,849	$1,432,748	$1,429,205	$7,772,362	$6,787,698

Realized Performance Revenues (l)	(1,312,810)	(2,206,774)	(469,009)	(472,745)	(641,526)	(4,794,599)	(3,790,054)

Realized Performance Compensation (m)	519,120	926,974	206,224	161,779	296,024	1,925,766	1,591,001

Realized Principal Investment Income (n)	(157,095)	(43,509)	(139,765)	(55,887)	(43,691)	(446,705)	(282,852)

Fee Related Earnings	$1,146,864	$1,020,587	$1,179,299	$1,065,895	$1,040,012	$4,456,824	$4,305,793

Adjusted EBITDA Reconciliation

Distributable Earnings	$1,937,880	$1,985,825	$1,374,869	$1,334,206	$1,249,092	$6,916,473	$5,943,992

Interest Expense (o)	66,602	69,425	80,312	100,230	104,209	218,894	354,176

Taxes and Related Payables (j)	147,652	354,789	184,130	105,297	171,005	823,112	815,221

Depreciation and Amortization (p)	14,316	15,644	14,958	24,301	23,175	54,210	78,078

Adjusted EBITDA	$2,166,450	$2,425,683	$1,654,269	$1,564,034	$1,547,481	$8,012,689	$7,191,467

Notes on pages 26-27.	Blackstone | 25

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES

Note:     See pages 34-36, Definitions and Dividend Policy.

(a)

This adjustment removes Transaction-Related Charges, which are excluded from Blackstone’s segment presentation. Transaction-Related Charges arise from corporate actions including acquisitions, divestitures, and Blackstone’s initial public offering. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs and any gains or losses associated with these corporate actions.

(b)	This adjustment removes the amortization of transaction-related intangibles, which are excluded from Blackstone’s segment presentation.

(c)

This adjustment reverses the effect of consolidating Blackstone Funds, which are excluded from Blackstone’s segment presentation. This adjustment includes the elimination of Blackstone’s interest in these funds and the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(d)

This adjustment removes Unrealized Performance Revenues on a segment basis. The Segment Adjustment represents the add back of performance revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.

	QTD					LTM
($ in thousands)	1Q’22	2Q’22	3Q’22	4Q’22	1Q’23	1Q’22	1Q’23
GAAP Unrealized Performance Allocations	$1,293,050	$(3,467,668)	$(771,637)	$(488,801)	$(759,212)	$7,503,799	$(5,487,318)
Segment Adjustment	-	-	-	(1,922)	(104)	-	(2,026)

Unrealized Performance Revenues	$1,293,050	$(3,467,668)	$(771,637)	$(490,723)	$(759,316)	$7,503,799	$(5,489,344)

(e)   This adjustment removes Unrealized Performance Allocations Compensation.

(f)  This adjustment removes Unrealized Principal Investment Income (Loss) on a segment basis. The Segment Adjustment represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

	QTD					LTM
($ in thousands)	1Q’22	2Q’22	3Q’22	4Q’22	1Q’23	1Q’22	1Q’23
GAAP Unrealized Principal Investment Income (Loss)	$73,961	$(500,490)	$(1,069,697)	$(67,623)	$(491,417)	$890,847	$(2,129,227)
Segment Adjustment	(47,203)	297,202	73,592	4,729	12,297	(608,256)	387,820
Unrealized Principal Investment Income (Loss)	$26,758	$(203,288)	$(996,105)	$(62,894)	$(479,120)	$282,591	$(1,741,407)

(g) This adjustment removes Other Revenues on a segment basis. The Segment Adjustment represents the removal of certain Transaction-Related Charges.
	QTD					LTM
($ in thousands)	1Q’22	2Q’22	3Q’22	4Q’22	1Q’23	1Q’22	1Q’23
GAAP Other Revenue	$72,869	$155,588	$199,382	$(243,282)	$(14,154)	$215,651	$97,534
Segment Adjustment	(50)	116	(836)	(33)	(26)	(220)	(779)
Other Revenues	$72,819	$155,704	$198,546	$(243,315)	$(14,180)	$215,431	$96,755

(h)	This adjustment removes Equity-Based Compensation on a segment basis.

(i)

This adjustment adds an amount equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

Blackstone | 26

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES (CONT’D)

(j)

Taxes represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and adjusted to exclude the tax impact of any divestitures. For interim periods, taxes are calculated using the preferred annualized effective tax rate approach. Related Payables represent tax-related payables including the amount payable under the Tax Receivable Agreement. Please refer to page 34 for the full definition of Taxes and Related Payables.

	QTD					LTM
($ in thousands)	1Q’22	2Q’22	3Q’22	4Q’22	1Q’23	1Q’22	1Q’23
Taxes	$124,645	$324,954	$163,602	$80,242	$151,002	$758,111	$719,800
Related Payables	23,007	29,835	20,528	25,055	20,003	65,001	95,421

Taxes and Related Payables	$147,652	$354,789	$184,130	$105,297	$171,005	$823,112	$815,221

(k) This adjustment removes Interest and Dividend Revenue less Interest Expense on a segment basis. The Segment Adjustment represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreement.

	QTD					LTM
($ in thousands)	1Q’22	2Q’22	3Q’22	4Q’22	1Q’23	1Q’22	1Q’23
GAAP Interest and Dividend Revenue	$54,485	$62,075	$52,420	$102,632	$90,485	$183,716	$307,612
Segment Adjustment	-	4,068	5,042	4,353	4,616	2,401	18,079

Interest and Dividend Revenue	$54,485	$66,143	$57,462	$106,985	$95,101	$186,117	$325,691

GAAP Interest Expense	$66,747	$69,642	$80,507	$100,329	$104,441	$220,032	$354,919
Segment Adjustment	(145)	(217)	(195)	(99)	(232)	(1,138)	(743)
Interest Expense	$66,602	$69,425	$80,312	$100,230	$104,209	$218,894	$354,176

Net Interest and Dividend Income (Loss)	$(12,117)	$(3,282)	$(22,850)	$6,755	$(9,108)	$(32,777)	$(28,485)

(l) This adjustment removes the total segment amount of Realized Performance Revenues.

(m)  This adjustment removes the total segment amount of Realized Performance Compensation.

(n)  This adjustment removes the total segment amount of Realized Principal Investment Income.

(o)  This adjustment adds back Interest Expense on a segment basis, excluding interest expense related to the Tax Receivable Agreement.

(p)  This adjustment adds back Depreciation and Amortization on a segment basis.

Reconciliation of GAAP Shares of Common Stock Outstanding to Distributable Earnings Shares Outstanding

	QTD
	1Q’22	2Q’22	3Q’22	4Q’22	1Q’23
GAAP Shares of Common Stock Outstanding	707,180,830	706,476,877	708,995,155	710,276,923	712,794,968

Unvested Participating Common Shares	27,363,032	35,710,961	32,557,230	32,376,835	33,121,860
Total Participating Common Shares	734,543,862	742,187,838	741,552,385	742,653,758	745,916,828
Participating Partnership Units	467,375,889	466,568,377	464,951,386	463,758,383	462,366,799
Distributable Earnings Shares Outstanding	1,201,919,751	1,208,756,215	1,206,503,771	1,206,412,141	1,208,283,627
Disclosure of Weighted-Average Shares Common Stock Outstanding

	QTD					LTM
	1Q’22	2Q’22	3Q’22	4Q’22	1Q’23	1Q’22	1Q’23

Total GAAP Weighted-Average Shares of Common Stock Outstanding - Basic	734,327,015	707,382,293	742,345,646	742,742,919	746,064,922	726,003,755	743,558,192

Weighted-Average Shares of Unvested Deferred Restricted Common Stock	639,900	-	149,886	186,808	579,007	427,485	263,137

Total GAAP Weighted-Average Shares of Common Stock Outstanding - Diluted	734,966,915	707,382,293	742,495,532	742,929,727	746,643,929	726,431,240	743,821,328

GAAP Shares of Common Stock Outstanding and Total GAAP Weighted-Average Shares of Common Stock Outstanding – Basic for 3Q’22 include the effect of share repurchases that were initiated before quarter end but where the shares were not retired until after quarter end.	Blackstone | 27

BLACKSTONE’S FIRST QUARTER 2023 GAAP BALANCE SHEET RESULTS

($ in thousands) (unaudited)	1Q’22	2Q’22	3Q’22	4Q’22	1Q’23

Assets

Cash and Cash Equivalents	$3,868,567	$4,183,380	$3,480,003	$4,252,003	$2,830,971

Cash Held by Blackstone Funds and Other	110,648	129,276	94,358	241,712	190,322

Investments	30,068,474	27,323,758	26,256,148	27,553,251	26,985,951

Accounts Receivable	517,465	774,137	835,529	462,904	924,934

Due from Affiliates	4,004,359	3,891,958	4,029,490	4,146,707	4,099,765

Intangible Assets, Net	265,686	246,988	232,096	217,287	230,295

Goodwill	1,890,202	1,890,202	1,890,202	1,890,202	1,890,202

Other Assets	422,786	658,298	785,794	800,458	833,232

Right-of-Use Assets	868,437	886,911	887,832	896,981	894,067

Deferred Tax Assets	1,327,454	1,646,400	1,767,869	2,062,722	2,206,700

Total Assets	$43,344,078	$41,631,308	$40,259,321	$42,524,227	$41,086,439

Liabilities and Equity

Loans Payable	$8,937,456	$9,365,274	$9,263,080	$12,349,584	$12,311,469

Due to Affiliates	1,881,054	2,001,391	2,060,891	2,118,481	1,974,182

Accrued Compensation and Benefits	8,140,773	6,765,492	6,732,507	6,101,801	5,470,773

Securities Sold, Not Yet Purchased	27,278	27,029	26,783	3,825	3,881

Repurchase Agreements	77,289	152,529	313,138	89,944	19,563

Operating Lease Liabilities	986,073	993,875	985,632	1,021,454	1,016,808

Accounts Payable, Accrued Expenses and Other Liabilities	1,053,128	991,620	1,141,905	1,158,071	1,575,938

Total Liabilities	21,103,051	20,297,210	20,523,936	22,843,160	22,372,614

Redeemable Non-Controlling Interests in Consolidated Entities	41,430	1,275,491	1,344,188	1,715,006	1,644,697

Equity

Common Stock, $0.00001 par value (712,794,968 shares issued and outstanding as of March 31, 2023)	7	7	7	7	7

Series I Preferred Stock, $0.00001 par value (1 share issued and outstanding as of March 31, 2023)	-	-	-	-	-

Series II Preferred Stock, $0.00001 par value (1 share issued and outstanding as of March 31, 2023)	-	-	-	-	-

Additional Paid-in-Capital	5,879,796	5,870,285	5,791,006	5,935,273	5,957,054

Retained Earnings	3,805,918	2,803,100	1,869,463	1,748,106	1,156,109

Accumulated Other Comprehensive Loss	(25,754)	(42,225)	(74,800)	(27,475)	(22,333)

Non-Controlling Interests in Consolidated Entities	5,747,698	5,281,244	5,357,148	5,056,480	5,058,090

Non-Controlling Interests in Blackstone Holdings	6,791,932	6,146,196	5,448,373	5,253,670	4,920,201

Total Equity	22,199,597	20,058,607	18,391,197	17,966,061	17,069,128

Total Liabilities and Equity	$43,344,078	$41,631,308	$40,259,321	$42,524,227	$41,086,439

See page 29, Reconciliation of GAAP to Non-GAAP Balance Sheet Measures.	Blackstone | 28

RECONCILIATION OF GAAP TO NON-GAAP BALANCE SHEET MEASURES

($ in thousands)	1Q’22	2Q’22	3Q’22	4Q’22	1Q’23

Investments of Consolidated Blackstone Funds	$2,045,156	$3,764,850	$3,828,497	$5,136,967	$5,443,867

Equity Method Investments

Partnership Investments	5,858,926	5,446,688	5,566,645	5,530,420	5,598,552

Accrued Performance Allocations	17,661,244	13,544,855	12,938,888	12,360,682	11,517,750

Corporate Treasury Investments	916,510	810,672	799,016	1,053,540	958,632

Other Investments	3,586,638	3,756,693	3,123,102	3,471,642	3,467,150

Total GAAP Investments	30,068,474	27,323,758	26,256,148	27,553,251	26,985,951

Accrued Performance Allocations - GAAP	$17,661,244	$13,544,855	$12,938,888	$12,360,682	$11,517,750

Impact of Consolidation (a)	1	12,475	2,412	-	-

Due from Affiliates - GAAP (b)	112,194	136,631	154,587	269,987	190,337

Less: Net Realized Performance Revenues (c)	(743,772)	(262,083)	(342,922)	(282,730)	(379,453)

Less: Accrued Performance Compensation - GAAP (d)	(7,483,337)	(5,955,982)	(5,693,325)	(5,512,796)	(4,956,515)

Net Accrued Performance Revenues	$9,546,330	$7,475,896	$7,059,640	$6,835,143	$6,372,119

Corporate Treasury and Other Investments - GAAP	$4,503,148	$4,567,365	$3,922,118	$4,525,181	$4,425,781

Impact of Consolidation (a)	140,905	708,469	697,317	588,355	488,785

Other Assets (e)	379,768	642,875	617,346	360,219	347,995

Other Liabilities (f)	(66,065)	(54,321)	(37,974)	(22,718)	(33,505)

Corporate Treasury and Other Investments - Deconsolidated (g)	$4,957,756	$5,864,388	$5,198,807	$5,451,037	$5,229,056

Partnership Investments - GAAP	$5,858,926	$5,446,688	$5,566,645	$5,530,420	$5,598,552

Impact of Consolidation (h)	(3,623,881)	(3,169,740)	(3,221,867)	(3,221,619)	(3,273,357)

GP/Fund Investments - Deconsolidated	$2,235,045	$2,276,948	$2,344,778	$2,308,801	$2,325,195

Loans Payable - GAAP	$8,937,456	$9,365,274	$9,263,080	$12,349,584	$12,311,469

Impact of Consolidation (i)	-	-	(30,627)	(1,450,000)	(1,742,452)

Outstanding Debt - Carrying Value	8,937,456	9,365,274	9,232,453	10,899,584	10,569,017

Unamortized Discount	122,594	131,526	127,947	141,416	98,783

Outstanding Debt (at par) - Deconsolidated	$9,060,050	$9,496,800	$9,360,400	$11,041,000	$10,667,800

(a)	This adjustment adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.
(b)	Represents GAAP accrued performance revenue recorded within Due from Affiliates.
(c)	Represents Performance Revenues realized but not yet distributed as of the reporting date and are included in Distributable Earnings in the period they are realized.
(d)	Represents GAAP accrued performance compensation associated with Accrued Performance Allocations and is recorded within Accrued Compensation and Benefits and Due to Affiliates.
(e)	This adjustment adds other assets related to Treasury Operations that are recorded within Accounts Receivable, reverse repurchase agreements and Due from Affiliates.
(f)

This adjustment adds other liabilities related to Treasury Operations that are recorded within Accounts Payable, Accrued Expenses and Other Liabilities, Repurchase Agreements and securities sold short, not yet purchased.

(g)

Deconsolidated Other Investments was $3.4 billion as of March 31, 2023, which was comprised of $3.1 billion of liquid investments and $375 million of illiquid investments. The liquid portion of Other Investments relates to public equity securities and other investments held by Blackstone that can be easily converted to cash and may include securities and investments subject to lock-up periods.

(h)

This adjustment removes amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests and adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.

(i)	This adjustment removes amounts related to consolidated Blackstone Funds.

Blackstone | 29

RECONCILIATION OF GAAP TO TOTAL SEGMENTS

	QTD					LTM

($ in thousands)	1Q’22	2Q’22	3Q’22	4Q’22	1Q’23	1Q’22	1Q’23

Management and Advisory Fees, Net

GAAP	$1,475,936	$1,561,187	$1,617,754	$1,648,438	$1,658,315	$5,468,828	$6,485,694

Segment Adjustment (a)	(2,568)	(4,270)	(6,184)	(7,347)	(5,928)	(6,423)	(23,729)

Total Segment	$1,473,368	$1,556,917	$1,611,570	$1,641,091	$1,652,387	$5,462,405	$6,461,965

GAAP Realized Performance Revenues to Total Segment Fee Related Performance Revenues

GAAP

Incentive Fees	104,489	99,598	110,776	210,264	142,876	322,356	563,514

Investment Income - Realized Performance Allocations	1,766,386	2,453,769	725,888	435,597	646,894	6,885,471	4,262,148

GAAP	$1,870,875	$2,553,367	$836,664	$645,861	$789,770	$7,207,827	$4,825,662

Total Segment

Less: Realized Performance Revenues	(1,312,810)	(2,206,774)	(469,009)	(472,745)	(641,526)	(4,794,599)	(3,790,054)

Segment Adjustment (b)	-	-	4,476	(408)	-	913	4,068

Total Segment	$558,065	$346,593	$372,131	$172,708	$148,244	$2,414,141	$1,039,676

GAAP Compensation to Total Segment Fee Related Compensation

GAAP

Compensation	656,505	686,012	600,273	626,990	716,285	2,275,840	2,629,560

Incentive Fees Compensation	41,019	45,363	50,355	71,261	63,281	125,806	230,260

Realized Performance Allocations Compensation	717,601	1,035,916	313,930	157,817	296,794	2,816,567	1,804,457

GAAP	$1,415,125	$1,767,291	$964,558	$856,068	$1,076,360	$5,218,213	$4,664,277

Total Segment

Less: Realized Performance Compensation	(519,120)	(926,974)	(206,224)	(161,779)	(296,024)	(1,925,766)	(1,591,001)

Less: Equity-Based Compensation - Fee Related Compensation	(200,387)	(191,769)	(187,873)	(192,141)	(265,154)	(609,976)	(836,937)

Less: Equity-Based Compensation - Performance Compensation	(1,158)	(3,875)	(2,324)	(2,563)	(2,980)	(6,834)	(11,742)

Segment Adjustment (c)	(23,989)	(23,260)	(9,869)	(18,962)	(3,231)	(102,266)	(55,322)

Total Segment	$670,471	$621,413	$558,268	$480,623	$508,971	$2,573,371	$2,169,275

GAAP General, Administrative and Other to Total Segment Other Operating Expenses

GAAP	$240,674	$289,288	$270,369	$292,340	$273,394	$973,399	$1,125,391

Segment Adjustment (d)	(26,576)	(27,778)	(24,235)	(25,059)	(21,746)	(127,048)	(98,818)

Total Segment	$214,098	$261,510	$246,134	$267,281	$251,648	$846,351	$1,026,573

Realized Performance Revenues

GAAP

Incentive Fees	104,489	99,598	110,776	210,264	142,876	322,356	563,514

Investment Income - Realized Performance Allocations	1,766,386	2,453,769	725,888	435,597	646,894	6,885,471	4,262,148

GAAP	$1,870,875	$2,553,367	$836,664	$645,861	$789,770	$7,207,827	$4,825,662

Total Segment

Less: Fee Related Performance Revenues	(558,065)	(346,593)	(372,131)	(172,708)	(148,244)	(2,414,141)	(1,039,676)

Segment Adjustment (b)	-	-	4,476	(408)	-	913	4,068

Total Segment	$1,312,810	$2,206,774	$469,009	$472,745	$641,526	$4,794,599	$3,790,054

Blackstone | 30

RECONCILIATION OF GAAP TO TOTAL SEGMENTS - (CONT’D)

	QTD					LTM

($ in thousands)	1Q’22	2Q’22	3Q’22	4Q’22	1Q’23	1Q’22	1Q’23

Realized Performance Compensation
GAAP
Incentive Fee Compensation	$41,019	$45,363	$50,355	$71,261	$63,281	$125,806	$230,260
Realized Performance Allocations Compensation	717,601	1,035,916	313,930	157,817	296,794	2,816,567	1,804,457
GAAP	$758,620	$1,081,279	$364,285	$229,078	$360,075	$2,942,373	$2,034,717
Total Segment
Less: Fee Related Performance Compensation (e)	(238,342)	(150,430)	(155,737)	(64,736)	(61,071)	(1,009,773)	(431,974)
Less: Equity-Based Compensation - Performance Compensation	(1,158)	(3,875)	(2,324)	(2,563)	(2,980)	(6,834)	(11,742)
Total Segment	$519,120	$926,974	$206,224	$161,779	$296,024	$1,925,766	$1,591,001

Realized Principal Investment Income
GAAP	$285,104	$265,161	$193,228	$106,834	$108,058	$933,888	$673,281
Segment Adjustment (f)	(128,009)	(221,652)	(53,463)	(50,947)	(64,367)	(487,183)	(390,429)
Total Segment	$157,095	$43,509	$139,765	$55,887	$43,691	$446,705	$282,852

GAAP Interest and Dividend Revenue net of Interest Expense to Total Segment Net Interest and Dividend Income (Loss)
GAAP
Interest and Dividend Revenue	54,485	62,075	52,420	102,632	90,485	183,716	307,612
Interest Expense	(66,747)	(69,642)	(80,507)	(100,329)	(104,441)	(220,032)	(354,919)
GAAP	$(12,262)	$(7,567)	$(28,087)	$2,303	$(13,956)	$(36,316)	$(47,307)
Segment Adjustment (g)	145	4,285	5,237	4,452	4,848	3,539	18,822
Total Segment	$(12,117)	$(3,282)	$(22,850)	$6,755	$(9,108)	$(32,777)	$(28,485)

This analysis reconciles the components of Total Segment Distributable Earnings (page 3) to their equivalent GAAP measures, reported on the Consolidated Statement of Operations (page 1). Segment basis presents revenues and expenses on a basis that deconsolidates the investment funds Blackstone manages and excludes the amortization of intangibles, the expense of equity-based awards and Transaction-Related Charges.

(a)

Represents (1) the add back of net management fees earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of revenue from the reimbursement of certain expenses by the Blackstone Funds, which are presented gross under GAAP but netted against Management and Advisory Fees, Net in the Total Segment measures.

(b)	Represents the add back of Performance Revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.
(c)	Represents the removal of Transaction-Related Charges that are not recorded in the Total Segment measures.
(d)

Represents the (1) removal of amortization of transaction-related intangibles, (2) removal of certain expenses reimbursed by the Blackstone Funds, which are presented gross under GAAP but netted against Management and Advisory Fees, Net in the Total Segment measures, and (3) a reduction equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units which is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

(e)	Fee related performance compensation may include equity based compensation based on fee related performance revenues.
(f)

Represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(g)

Represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreement.

Blackstone | 31

NOTES

 Notes to page 3 – Blackstone’s First Quarter 2023 Segment Earnings

∎

Effective 1Q’22, the BREIT performance revenues crystallize quarterly instead of annually. If quarterly crystallization of BREIT’s fee related performance revenues had been in effect for all quarters included in the prior year LTM periods, FRE would have been $4,375 million for 1Q’22 LTM and Segment DE would have been $7,691 million for 1Q’22 LTM and there would have been no impact to Income (Loss) before Taxes for 1Q’22 LTM. There would have been no impact to FRE, Segment DE, or Income (Loss) before Taxes for 1Q’23 LTM, 1Q’23 QTD, or 1Q’22 QTD. This change only affects the timing of realization and not the total amount of net performance revenues recognized; the impact decreases unrealized performance allocations and unrealized performance allocations compensation for the periods, offset by increases to realized fee related performance revenues and realized fee related performance compensation.

 Notes to page 4 - Investment Performance and Net Accrued Performance Revenues

∎	The changes in carrying value, fund returns and composite returns presented throughout this presentation represent those of the applicable Blackstone Funds and not those of Blackstone.

∎

Core+ appreciation represents a weighted average of BREIT’s per share appreciation, BEPIF’s per share appreciation, and BPP’s appreciation for the period. The returns are weighted based on the average of BREIT’s monthly net asset values, BEPIF’s monthly net asset values, and the average of BPP’s quarterly adjusted beginning period market values for the period.

∎

Results for the Secondaries business (also referred to as Strategic Partners) are reported on a three-month lag from the Secondaries’ fund financial statements, which generally report underlying investments on a same-quarter basis, if available. As a result, the appreciation presented herein does not include the impact of economic and market activity in the current quarter. Current market activity is expected to affect reported results in upcoming quarters.

∎

Private Credit returns include mezzanine lending funds and middle market direct lending funds (including BXSL and BCRED), stressed/distressed strategies (including stressed/distressed funds and credit alpha strategies) and energy strategies. Liquid Credit returns include CLOs, closed-ended funds, open-ended funds and separately managed accounts. Only fee-earning funds exceeding $100 million of fair value at the beginning of each respective quarter-end are included. Funds in liquidation, funds investing primarily in investment grade corporate credit and asset-based finance are excluded. Blackstone Funds that were contributed to Blackstone Credit as part of Blackstone’s acquisition of Blackstone Credit, formerly known as GSO, in March 2008 and the pre-acquisition date performance for funds and vehicles acquired by Blackstone Credit subsequent to March 2008, are also excluded.

∎

Effective 2Q’22, for euro-denominated funds included in the overall Private Credit return, cash flows are translated using a historical rate instead of the daily spot rate to more closely reflect the actual performance of foreign-denominated funds in composite returns.

∎

The BPS Composite gross and net returns are based on the BAAM Principal Solutions (“BPS”) Composite, which includes only BAAM-managed commingled and customized multi-manager funds and accounts and does not include BAAM’s liquid solutions group, seeding, GP stakes, special situations, and advisory (non-discretionary) platforms, except for investments by BPS funds directly into those platforms. BAAM-managed funds in liquidation and, in the case of net returns, non fee-paying assets are also excluded. The funds/accounts that comprise the BPS Composite are not managed within a single fund or account and are managed with different mandates. There is no guarantee that BAAM would have made the same mix of investments in a stand-alone fund/account. The BPS Composite is not an investible product and, as such, the performance of the BPS Composite does not represent the performance of an actual fund or account.

Blackstone | 32

NOTES – (CONT’D)

 Notes to page 17 – Deconsolidated Balance Sheet Highlights

∎

GP/Fund Investments include Blackstone investments in Real Estate, Private Equity, Credit & Insurance, and Hedge Fund Solutions, which were $770 million, $967 million, $385 million, and $204 million, respectively, as of March 31, 2023. Cash and Net Investments per share amounts are calculated using period end DE Shares Outstanding (see page 23, Share Summary).

 Notes to page 22 – Shareholder Dividends

∎

DE before Certain Payables represents Distributable Earnings before the deduction for the Payable Under Tax Receivable Agreement and tax expense (benefit) of wholly owned subsidiaries. Common shareholders receive tax benefits from deductions taken by Blackstone’s corporate tax paying subsidiaries and bear responsibility for the deduction from Distributable Earnings of the Payable Under Tax Receivable Agreement and certain other tax-related payables.

∎	Per Share calculations are based on end of period Participating Common Shares (page 23, Share Summary); actual dividends are paid to shareholders as of the applicable record date.

∎	Retained capital is withheld pro rata from common shareholders and Blackstone Holdings Partnership unitholders. Common shareholders’ share was $112 million for 1Q’23 and $513 million for 1Q’23 LTM.

Blackstone | 33

DEFINITIONS AND DIVIDEND POLICY

Blackstone discloses the following operating metrics and financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”) in this presentation:

∎

Segment Distributable Earnings, or “Segment DE”, is Blackstone’s segment profitability measure used to make operating decisions and assess performance across Blackstone’s four segments. Segment DE represents the net realized earnings of Blackstone’s segments and is the sum of Fee Related Earnings and Net Realizations for each segment. Blackstone’s segments are presented on a basis that deconsolidates Blackstone Funds, eliminates non-controlling ownership interests in Blackstone’s consolidated operating partnerships, removes the amortization of intangible assets and removes Transaction-Related Charges. Segment DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

–

Net Realizations is presented on a segment basis and is the sum of Realized Principal Investment Income and Realized Performance Revenues (which refers to Realized Performance Revenues excluding Fee Related Performance Revenues), less Realized Performance Compensation (which refers to Realized Performance Compensation excluding Fee Related Performance Compensation and Equity-Based Performance Compensation).

–	Segment Revenues represent Net Management and Advisory Fees, Fee Related Performance Revenues, Realized Performance Revenues and Realized Principal Investment Income.

∎

Distributable Earnings, or “DE”, is derived from Blackstone’s segment reported results. DE is used to assess performance and amounts available for dividends to Blackstone shareholders, including Blackstone personnel and others who are limited partners of the Blackstone Holdings Partnerships. DE is the sum of Segment DE plus Net Interest and Dividend Income (Loss) less Taxes and Related Payables. DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

–

Net Interest and Dividend Income (Loss) is presented on a segment basis and is equal to Interest and Dividend Revenue less Interest Expense, adjusted for the impact of consolidation of Blackstone Funds, and interest expense associated with the Tax Receivable Agreement.

–

Taxes and Related Payables represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and including the Payable under the Tax Receivable Agreement. Further, the current tax provision utilized when calculating Taxes and Related Payables and DE reflects the benefit of deductions available to the company on certain expense items that are excluded from the underlying calculation of Segment DE and Total Segment Distributable Earnings, such as equity-based compensation charges and certain Transaction-Related Charges where there is a current tax provision or benefit. The economic assumptions and methodologies that impact the implied income tax provision are the same as those methodologies and assumptions used in calculating the current income tax provision for Blackstone’s consolidated statements of operations under U.S. GAAP, excluding the impact of divestitures and accrued tax contingencies and refunds which are reflected when paid or received. Management believes that including the amount payable under the tax receivable agreement and utilizing the current income tax provision adjusted as described above when calculating DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders.

∎

Fee Related Earnings, or “FRE”, is a performance measure used to assess Blackstone’s ability to generate profits from revenues that are measured and received on a recurring basis and not subject to future realization events. FRE equals management and advisory fees (net of management fee reductions and offsets) plus Fee Related Performance Revenues, less (a) Fee Related Compensation on a segment basis, and (b) Other Operating Expenses. FRE is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

Blackstone | 34

DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

–

Fee Related Compensation is presented on a segment basis and refers to the compensation expense, excluding Equity-Based Compensation, directly related to (a) Management and Advisory Fees, Net and (b) Fee Related Performance Revenues, referred to as Fee Related Performance Compensation.

–

Fee Related Performance Revenues refers to the realized portion of Performance Revenues from Perpetual Capital that are (a) measured and received on a recurring basis, and (b) not dependent on realization events from the underlying investments.

–

Other Operating Expenses is presented on a segment basis and is equal to General, Administrative and Other Expenses, adjusted to (a) remove the amortization of transaction-related intangibles, (b) remove certain expenses reimbursed by the Blackstone Funds which are netted against Management and Advisory Fees, Net in Blackstone’s segment presentation, and (c) give effect to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

–

Perpetual Capital refers to the component of assets under management with an indefinite term, that is not in liquidation, and for which there is no requirement to return capital to investors through redemption requests in the ordinary course of business, except where funded by new capital inflows. Includes co-investment capital with an investor right to convert into Perpetual Capital.

–	FRE Margin is calculated by dividing Fee Related Earnings by Fee Related Revenues (defined as the sum of Total Segment Management and Advisory Fees, Net and Fee Related Performance Revenues).

∎

Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization, or “Adjusted EBITDA”, is a supplemental measure used to assess performance derived from Blackstone’s segment results and may be used to assess its ability to service its borrowings. Adjusted EBITDA represents Distributable Earnings plus the addition of (a) Interest Expense on a segment basis, (b) Taxes and Related Payables, and (c) Depreciation and Amortization. Adjusted EBITDA is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

∎	Performance Revenues collectively refers to: (a) Incentive Fees, and (b) Performance Allocations.

∎	Performance Compensation collectively refers to: (a) Incentive Fee Compensation, and (b) Performance Allocations Compensation.

–

Performance Compensation reflects an increase in the aggregate Realized Performance Compensation paid to certain of our professionals above the amounts allocable to them based upon the percentage participation in the relevant performance plans previously awarded to them as a result of a compensation program that commenced in 2Q’21. The expectation is that for the full year 2023, Fee Related Compensation will be decreased by the total amount of additional Performance Compensation awarded for the year. For 1Q’23 QTD and 1Q’23 LTM the increase to Realized Performance Compensation was greater than the decrease to Fee Related Compensation, which negatively impacted Distributable Earnings for the current year quarter and LTM periods. These changes to Performance Compensation and Fee Related Compensation are not expected to impact Distributable Earnings for the full year. For 1Q’22 QTD and 1Q’22 LTM, the increase to Realized Performance Compensation was less than the decrease to Fee Related Compensation, which favorably impacted Distributable Earnings for the prior year quarter and LTM periods.

∎

Transaction-Related Charges arise from corporate actions including acquisitions, divestitures, and Blackstone’s initial public offering. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs and any gains or losses associated with these corporate actions.

Blackstone | 35

DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

Dividend Policy. Blackstone’s intention is to pay to holders of common stock a quarterly dividend representing approximately 85% of Blackstone Inc.’s share of Distributable Earnings, subject to adjustment by amounts determined by Blackstone’s board of directors to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments, clawback obligations and dividends to shareholders for any ensuing quarter. The dividend amount could also be adjusted upward in any one quarter. All of the foregoing is subject to the qualification that the declaration and payment of any dividends are at the sole discretion of Blackstone’s board of directors and our board of directors may change our dividend policy at any time, including, without limitation, to reduce such quarterly dividends or even to eliminate such dividends entirely.

Blackstone | 36

FORWARD-LOOKING STATEMENTS

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,” “forecast” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This presentation does not constitute an offer of any Blackstone Fund.

Blackstone | 37